Exhibit 10b (v1)

FIRST AMENDMENT OF
W.W. GRAINGER, INC. EXECUTIVE DEATH BENEFIT PLAN
(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, W.W. Grainger, Inc. (the “Corporation”) maintains the W.W. Grainger, Inc. Executive Death Benefit Plan (the “Plan”); and

WHEREAS, the Plan was amended and restated in its entirety effective as of January 1, 2008; and

WHEREAS, an amendment of the Plan is now deemed desirable;

NOW THEREFORE, by virtue of the power reserved to the Corporation under Section 8.1 of the Plan, and pursuant to a resolution adopted by the Board of Directors on October 29, 2008, the Plan is hereby amended in the following particulars:

1.	Section 4.3 of the Plan is amended to add the following sentence at the end thereof to read as follows:

Notwithstanding anything in the Plan to the contrary, for an Employee who becomes a Participant in the Plan on or after October 29, 2008, this Section 4.3 shall not apply and no death benefit will be payable under this Plan for such a Participant who dies after incurring a Separation from Service.

2.	Section 4.4 of the Plan is amended to add the following sentence at the end thereof to read as follows:

Notwithstanding anything in the Plan to the contrary, for an Employee who becomes a Participant in the Plan on or after October 29, 2008, this Section 4.4 shall not apply and no cashout of the death benefit shall be available under this Plan for such a Participant upon retirement.

3.	Section 4.6 of the Plan is amended to add the following sentence at the end thereof to read as follows:
Notwithstanding anything in the Plan to the contrary, for an Employee who becomes a Participant in the Plan on or after October 29, 2008, no benefit shall be payable under this Section 4.6.

IN WITNESS WHEREOF, the Corporation has caused this amendment to be signed and attested by its duly authorized officers as of the 29th day of October, 2008.

W.W. GRAINGER, INC.
By:  _________________________
Title:  ________________________
Attest:
________________________